<EX-4.4.2 Trust Agreement>

                                                  EXHIBIT 4.2

                          TRUST AGREEMENT


                                BETWEEN


           NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
                                 SELLER


                                  AND


                     CHASE MANHATTAN BANK DELAWARE
                             OWNER TRUSTEE






                     DATED AS OF NOVEMBER 6, 1996

                           TABLE OF CONTENTS


                                                           Page
ARTICLE I
DEFINITIONS                                                 1
1.1  Definitions                                            1
ARTICLE II
ORGANIZATION                                                1
2.1  Name                                                   1
2.2  Office                                                 1
2.3  Purposes and Powers                                    1
2.4  Appointment of Owner Trustee                           2
2.5  Initial Capital Contribution of Owner Trust Estate     2
2.6  Declaration of Trust                                   2
2.7  Liability of the Seller and the Certificate Owners     3
2.8  Title to Trust Property                                4
2.9  Situs of Trust                                         4
2.10 Representations and Warranties of the Seller           4
2.11 Tax Treatment                                          5
ARTICLE III
THE CERTIFICATES                                            5
3.1  Initial Certificate Ownership                          5
3.2  Form of the Certificates                               5
3.3  Execution, Authentication and Delivery                 6
3.4  Registration; Registration of Transfer and Exchange
     of Certificates     6
3.5  Mutilated, Destroyed, Lost or Stolen Certificates      7
3.6  Persons Deemed Certificateholders                      8
3.7  Access to List of Certificateholders' Names and
     Addresses        8
3.8  Maintenance of Corporate Trust Office                  9
3.9  Appointment of Paying Agent                            9
3.10 Disposition by Seller                                  9
3.11 Book-Entry Certificates                               10
3.12 Notices to Clearing Agency                            11
3.13 Definitive Certificates                               11
3.14 Seller as Certificateholder                           11
ARTICLE IV
ACTIONS BY OWNER TRUSTEE                                   12
4.1  Prior Notice to Certificateholders with Respect to
     Certain Matters     12
4.2  Action by Certificateholders with Respect to Certain
     Matters    12
4.3  Action by Certificateholders with Respect to
     Bankruptcy         13
4.4  Restrictions on Certificateholders' Power             13
4.5  Majority Control                                      13
ARTICLE V
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES                 13
5.1  Establishment of Certificate Distribution Account     13
5.2  Application of Trust Funds                            14
5.3  Method of Payment                                     15
5.4  Accounting and Reports to the Certificateholders,
     the Internal Revenue Service and Others               16
5.5  Signature on Returns; Tax Matters Partner             17
ARTICLE VI
THE OWNER TRUSTEE                                          17
6.1  Duties of Owner Trustee                               17
6.2  Rights of Owner Trustee                               19
6.3  Acceptance of Trusts and Duties                       19
6.4  Action upon Instruction by Certificateholders         21
6.5  Furnishing of Documents                               21
6.6  Representations and Warranties of Owner Trustee       21
6.7  Reliance; Advice of Counsel                           22
6.8  Owner Trustee May Own Certificates and Notes          23
6.9  Compensation and Indemnity                            23
6.10 Replacement of Owner Trustee                          23
6.11 Merger or Consolidation of Owner Trustee              24
6.12 Appointment of Co-Trustee or Separate Trustee         25
6.13 Eligibility Requirements for Owner Trustee            26
ARTICLE VII
TERMINATION OF TRUST AGREEMENT                             26
7.1  Termination of Trust Agreement                        26
7.2  Dissolution upon Bankruptcy of the Seller             27
ARTICLE VIII
AMENDMENTS                                                 28
8.1  Amendments Without Consent of Certificateholders
     or Noteholders      28
8.2  Amendments With Consent of Certificateholders and
     Noteholders   29
8.3  Form of Amendments                                    29
ARTICLE IX
MISCELLANEOUS                                              30
9.1  No Legal Title to Owner Trust Estate                  30
9.2  Limitations on Rights of Others                       30
9.3  Notices                                               30
9.4  Severability                                          30

9.5  Counterparts                                          31
9.6  Successors and Assigns                                31
9.7  No Petition Covenant                                  31
9.8  No Recourse                                           31
9.9  Headings                                              32
9.10 Governing Law                                         32
9.11 Certificate Transfer Restrictions                     32
9.12 [Reserved]                                            32
9.13 Administrator                                         32
9.14 Amended and Restated Trust Agreement                  33


                               EXHIBITS

Exhibit A-1    Form of Class B Certificate
Exhibit A-2    Form of Class C Certificate
Exhibit A-3    Form of Rule 144A Transferor Certificate
Exhibit B Form of Certificate of Trust
Exhibit C Form of Certificate Depository Agreement
Exhibit D Form of Undertaking Letter

          TRUST AGREEMENT, dated as of November 6, 1996 between
Navistar Financial Retail Receivables Corporation, a Delaware corporation, as Seller, and Chase Manhattan Bank Delaware, a
Delaware banking corporation, as Owner Trustee.

          The Seller and the Owner Trustee hereby agree as follows:

                               ARTICLE I
                             DEFINITIONS

          SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Pooling and Servicing Agreement of even date herewith, among the Seller, the Servicer and the Trust (as it may be amended and supplemented from time to time, the "Pooling and Servicing Agreement"). All references herein to "the Agreement" or "this Agreement" are to this Trust Agreement as it may be amended and supplemented from time to time, the Exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.


                              ARTICLE II
                             ORGANIZATION

          SECTION 2.1 Name. The Trust created hereby shall be known as "Navistar Financial 1996-B Owner Trust" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificate Owners and the Seller.

          SECTION 2.3 Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

          (i)  to acquire, manage and hold the Receivables;

          (ii) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

          (iii) to acquire property and assets from the Seller pursuant to the Pooling and Servicing Agreement, to make payments or distributions on the Securities to the Securityholders, to make deposits into and withdrawals from the Reserve Account and other accounts established pursuant to the Basic Documents and to pay the organizational, start-up and transactional expenses of the Trust;

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement and the Pooling and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of payments or distributions to the Securityholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

          SECTION 2.4    Appointment of Owner Trustee.  The
Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          SECTION 2.5 Initial Capital Contribution of Owner Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions and obligations set forth herein and in the Pooling and Servicing Agreement for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that this Agreement constitute the governing instrument of such business trust and that the Certificates represent the equity interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Business Trust Statute and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the Pooling and Servicing Agreement and the Business Trust Statute with respect to accomplishing the purposes of the Trust.

          SECTION 2.7    Liability of the Seller and the
Certificate Owners.

          (a) The Seller shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Seller would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner; provided, however, that the Seller shall not be liable for (i) any losses incurred by a Certificateholder or a Certificate Owner in its capacity as an investor in the Certificates or by a Noteholder or Note Owner in its capacity as an investor in the Notes or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal income taxes, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Certificateholders, the Certificate Owners, the Noteholders, the Note Owners, the Owner Trustee or the Indenture Trustee (including any liabilities, costs or expenses with respect thereto) with respect to any Receivables not specifically indemnified or represented to hereunder. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Seller shall not be liable) shall be deemed third party beneficiaries of this subsection 2.7(a). The obligations of the Seller under this subsection 2.7(a) shall be evidenced by the Class C Certificates issued pursuant to Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Class C Certificates from all other Class C Certificates issued by the Trust; provided, however, that the rights and obligations evidenced by all Class C Certificates, regardless of class, shall, except as provided in this subsection 2.7(a) and as provided with respect to Class C Voting Interests, be identical.

          (b) No Certificateholder or Certificate Owner, other than to the extent set forth in subsection 2.7(a) with respect to the Seller, shall have any personal liability for any liability or obligation of the Trust.

          SECTION 2.8 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          SECTION 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the

Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments and distributions shall be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office in Delaware.

          SECTION 2.10   Representations and Warranties of the
Seller.  The Seller hereby represents and warrants to the Owner
Trustee that:

          (a) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables.

          (b) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

          (c) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Trust and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

          (e) This Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) There are no proceedings or, to the Seller's knowledge, investigations pending or, to the Seller's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any Certificates issued pursuant hereto or, (ii) seeking to prevent the issuance of such Certificates or the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, such Certificates or this Agreement.

          SECTION 2.11 Tax Treatment. The Seller and the Owner Trustee, by entering into this Agreement, and the Certificateholders and Certificate Owners, by acquiring any Certificate or interest therein, (i) express their intention that the Certificates will qualify under applicable tax law as partnership interests in a partnership which holds the Owner Trust Estate for their benefit, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates as partnership interests in such a partnership for the purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                              ARTICLE III
                           THE CERTIFICATES

          SECTION 3.1 Initial Certificate Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.5 and until the issuance of the Certificates, the Seller shall be the sole beneficiary of the Trust.

          SECTION 3.2    Form of the Certificates.

          (a) The Class B Certificates shall be substantially in the form set forth in Exhibit A-1 and shall be issued (i) in minimum denominations of $20,000 and (ii) in integral multiples of $1,000 in excess thereof. The Class C Certificates shall be substantially in the form set forth in Exhibit A-2 and shall be issued (x) in minimum denominations of $500,000 and (y) in integral multiples of $1,000 in excess thereof, except for one Class C Certificate which may be issued to the Seller in any denomination. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to
Section 3.3, validly issued and entitled to the benefits of the Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

          (b) The Definitive Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

          (c)  The Certificates shall be issued in
fully-registered form. The terms of the Class B Certificates set forth in Exhibit A-1, and the terms of the Class C Certificates set forth in Exhibit A-2, shall form part of this Agreement.

          SECTION 3.3 Execution, Authentication and Delivery. Concurrently with the sale of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement, the Owner Trustee shall cause Class B Certificates in an aggregate principal amount equal to the initial Class B Certificate Balance, and Class C Certificates in an aggregate principal amount equal to the initial Class C Certificate Balance, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A-1 or Exhibit A-2, as applicable, executed by the Owner Trustee or The Chase Manhattan Bank, as the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 3.4    Registration; Registration of Transfer
and Exchange of Certificates.

          (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; provided, however, that no Certificate may be subdivided upon registration of transfer or exchange such that the denomination of any resulting Certificate would have been less than the minimum authorized denomination specified in Section 3.2(a) if such Certificate had been issued in the initial distribution of Certificates. The Chase Manhattan Bank shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

          (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to
Section 3.8, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. Notwithstanding the foregoing, such registration of transfer shall not be effective unless the requirements of Section 9.11 shall have been complied with.

          (c) At the option of a Holder, Certificates may be exchanged for other Certificates of the same class, and of authorized denominations of a like aggregate principal amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Holder making the exchange.

          (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing and such other documents and instruments as may be required by Section 9.11. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed or otherwise disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

          (e)  No service charge shall be made for any
registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          SECTION 3.5    Mutilated, Destroyed, Lost or Stolen
Certificates.

          (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate in authorized denominations of a like amount; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

          (b)  If, after the delivery of a replacement
Certificate or distribution in respect of a destroyed, lost or stolen Certificate pursuant to subsection 3.5(a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

          (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

          (d)  Any duplicate Certificate issued pursuant to this
Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

          (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          SECTION 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

          SECTION 3.7 Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Seller, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Seller in writing, a list, in such form as the Servicer or the Seller may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Seller or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 3.8 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of The Chase Manhattan Bank, 55 Water Street, New York, New York, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Seller and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by The

Chase Manhattan Bank, and acceptable to the Owner Trustee. The Chase Manhattan Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. If The Chase Manhattan Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7, 6.8 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 3.10 Disposition by Seller. On and after the Closing Date, the Seller shall retain beneficial and record ownership of Class C Certificates representing at least 1% of the Aggregate Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the Seller below 1% of the Aggregate Certificate Balance shall be void. The Owner Trustee shall cause any Certificate issued to the Seller to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE". Certificates issued to the Seller shall be in definitive form only.

          SECTION 3.11 Book-Entry Certificates. The Class B Certificates, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency by or on behalf of the Trust. Such Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner with respect to a Class B Certificate shall receive a definitive Certificate representing such Certificate Owner's interest in such Class B Certificate, except as provided in
Section 3.13. Unless and until definitive fully registered Certificates (the "Definitive Certificates") representing the Class B Certificates shall have been issued to Certificate Owners with respect to a Class B Certificate pursuant to Section 3.13:

          (a) the provisions of this Section 3.11 shall be in full force and effect;

          (b) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the distribution of Class B Certificate Balance and interest on the Class B Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Class B Certificate, and shall have no obligation to the Certificate Owners;

          (c)  to the extent that the provisions of this Section
     3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

          (d) the rights of the Certificate Owners of the Class B Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement in the form attached as Exhibit C, unless and until Definitive Certificates representing the Class B Certificates are issued pursuant to Section 3.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of Class B Certificate Balance and interest on the Class B Certificates to such Clearing Agency Participants;

          (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class B Certificates evidencing a specified percentage of the Class B Voting Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received written instructions to such effect from Certificate Owners of the Class B Certificates and/or Clearing Agency Participants owning or representing, respectively, such required percentage of Class B Voting Interests and has delivered such instructions to the Owner Trustee. The Seller or the Owner Trustee may set a record date for the purpose of determining the identity of Holders of Certificates entitled to vote or to consent to any action by vote as provided in this Agreement.

          SECTION 3.12 Notices to Clearing Agency. Whenever a notice or other communication to the Class B Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners of the Class B Certificates pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Class B Certificateholders to the Clearing Agency and shall have no further obligation to the Certificate Owners of the Class B Certificates.

          SECTION 3.13   Definitive Certificates.

          (a) The Class C Certificates shall be issued in the form of Definitive Certificates.

          (b) If (i) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Class B Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners of the Class B Certificates representing beneficial interests aggregating at least a majority of the Class B Voting Interests advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of such Certificate Owners, then the Clearing Agency shall notify all Certificate Owners of the Class B Certificates and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of the Class B Certificates requesting the same.
     Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates for the Class B Certificates, by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive

     Certificates for the Class B Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on,
     such instructions.   Upon the issuance of Definitive
     Certificates for the Class B Certificates, the Owner Trustee shall recognize the Holders of such Definitive Certificates as Class B Certificateholders.

          SECTION 3.14 Seller as Certificateholder. The Seller in its individual or any other capacity may, subject to Section
3.10, become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Seller.


                              ARTICLE IV
                       ACTIONS BY OWNER TRUSTEE

          SECTION 4.1    Prior Notice to Certificateholders with
Respect to Certain Matters.   The Owner Trustee shall not take
action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

          (b) the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B;

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

          (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

          (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

          SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator pursuant to Section 10 of the Administration Agreement, (c) remove the Servicer under the Pooling and Servicing Agreement pursuant to Section 8.02 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

          SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Holders of Certificates (including the unanimous approval of the board of directors of the Seller) unless the Owner Trustee reasonably believes that the Trust is insolvent.

          SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

          SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by (a) the Holders of Class B Certificates evidencing not less than a majority of the Class B Voting Interests thereof and (b) the Holders of Class C Certificates evidencing not less than a majority of the Class C Voting Interests thereof. Except as expressly provided herein, any written notice, instruction, direction or other document of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by (a) Holders of Class B Certificates evidencing not less than a majority of the Class B Voting Interests and (b) Holders of Class C Certificates evidencing not less than a majority of the Class C Voting Interests, in each case, at the time of the delivery of such notice.

                               ARTICLE V
              APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          SECTION 5.1    Establishment of Certificate
Distribution Account.

          (a)  The Servicer, for the benefit of the
Certificateholders, shall establish and maintain at The Chase Manhattan Bank in the name of the Owner Trustee an Eligible Deposit Account known as the Navistar Financial 1996-B Owner Trust Certificate Distribution Account (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          (b) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof.

Except as otherwise provided herein or in the Pooling and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall cause the Owner Trustee to transfer any cash and/or any investments in the old Certificate Distribution Account to such new Certificate Distribution Account.

          SECTION 5.2    Application of Trust Funds.

          (a) On each Distribution Date, the Owner Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute to the Certificateholders amounts deposited in the Certificate Distribution Account with respect to such Distribution Date (the "Certificate Available Amount") in the following order of priority:

          (i) first, to the Class B Certificateholders, on a pro rata basis, to the extent of the Certificate Available
     Amount, the Class B Certificateholders' Interest
     Distributable Amount;

          (ii) second, to the Class C Certificateholders, on a pro rata basis, to the extent of the Certificate Available
     Amount (as such amount has been reduced by the distributions described in clause (i) above), the Class C
     Certificateholders' Interest Distributable Amount;

          (iii) third, to the Class B Certificateholders, on a pro rata basis, to the extent of the Certificate Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above), the Class B Certificateholders' Principal Distributable Amount; and

          (iv) fourth, to the Class C Certificateholders, on a pro rata basis, to the extent of the Certificate Available
     Amount (as such amount has been reduced by the distributions described in clauses (i), (ii) and (iii) above), the Class C Certificateholders' Principal
     Distributable Amount.

Notwithstanding the foregoing, (A) if the principal balance of the Notes has been declared immediately due and payable and remains accelerated at such time as the Notes have been paid in full, or (B) the assets of the Trust have been sold or disposed of pursuant to Article V of the Indenture or Section 7.2 of this Agreement, then all amounts deposited in the Certificate Distribution Account on or after such date (whether pursuant to Section 9.02 of the Pooling and Servicing Agreement or otherwise) shall be applied in the following order of priority:

               (1) first, to the Class B Certificateholders, on a pro rata basis, to the extent of funds available in the Certificate Distribution Account, to pay the Class B Certificateholders' Interest Distributable Amount;

               (2) second, to the Class B Certificateholders, on a pro rata basis, to the extent of funds available in the Certificate Distribution Account (after giving effect to the distributions described in clause (1) above), to reduce the Class B Certificate Balance to zero;

               (3) third, to the Class C Certificateholders, on a pro rata basis, to the extent of funds available in the Certificate Distribution Account (after giving effect to the distributions described in clauses (1) and (2) above), to pay the Class C Certificateholders' Interest Distributable Amount; and

               (4) fourth, to the Class C Certificateholders, on a pro rata basis, to the extent of funds available in the Certificate DistributiON Account (after giving effect to the distributions described in clauses (1),
          (2) and (3) above), to reduce the Class C Certificate
          Balance to zero.

          (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement described in Section
4.09(a) of the Pooling and Servicing Agreement.

          (c) If any withholding tax is imposed on the Trust's distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this subsection 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          (d) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the Indenture, the Owner Trustee shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuer Order to the Indenture Trustee pursuant to Section 3.3(e) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Seller.

          SECTION 5.3 Method of Payment. (a) Subject to subsections 5.3(b) and 7.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date (i) by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (x) the Certificates of such Holder are Definitive Certificates, such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date and either (A) the distribution required to be made to such Holder on such Distribution Date exceeds $100,000 or (B) such Holder holds Class C Certificates representing more than 50% of the Class C Certificate Balance as of such Record Date, or (y) the Certificates are Book-Entry Certificates, or,
(ii) if neither clause (i)(x) nor (i)(y) is applicable, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

          (b) (i) If the Servicer gives written notice to the Owner Trustee to the effect that distributions required to be made to the Class B Certificateholders on the next succeeding Distribution Date (which Distribution Date shall not be earlier than ten Business Days after the date of such notice) would be sufficient to pay the Class B Certificates in full (which notice shall set forth the amount of such final distribution), but would not effect a termination of the Trust under Section 7.1, then notice of such payment specifying the Distribution Date upon which the Class B Certificateholders shall surrender their Class B Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Class B Certificateholders mailed within three Business Days of receipt of notice of such payment from the Servicer, stating: (i) the Distribution Date upon or with respect to which the final distribution on the Class B Certificates shall be made upon presentation and surrender of the Class B Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final distribution; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable with respect to the Class B Certificates, distributions being made only upon presentation and surrender of the Class B Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Class B Certificateholders. Upon presentation and surrender of the Class B Certificates, the Paying Agent shall cause to be distributed to Class B Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

          (ii) If all of the Class B Certificateholders shall not surrender their Class B Certificates for cancellation within six months after the date specified in the written notice specified in Section 5.3(b)(i), the Owner Trustee shall give a second written notice to the remaining Class B Certificateholders to surrender their Class B Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class B Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Class B Certificateholders concerning surrender of their Class B Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

          (iii) Within sixty days of the cancellation of all of the Class B Certificates pursuant to Section 5.3(b)(i) or
     Section 5.3(b)(ii), the Owner Trustee shall provide each of the Rating Agencies with written notice stating that all Class B Certificates have been so cancelled.
          SECTION 5.4    Accounting and Reports to the
Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending October 31 on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury

Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 5.2(c) with respect to income or distributions to Certificateholders. In preparing and filing tax returns for the Trust, the Owner Trustee shall allocate taxable income of the Trust for each Monthly Period in the following manner: (A) to the Class B Certificateholders, in an amount equal to the sum of
(1) the product of the Class B Pass Through Rate multiplied by the Class B Certificate Balance as of the last day of such month, and (2) the amount specified in clause (iii) of the definition of Class B Certificateholders' Interest Distributable Amount for such Monthly Period, (B) to the Class C Certificateholders, in an amount equal to the sum of (1) the product of the Class C Pass Through Rate multiplied by the Class C Certificate Balance as of the last day of such month, and (2) the amount specified in clause (iii) of the definition of Class C Certificateholders' Interest Distributable Amount for such Monthly Period, (C) to the Certificateholders, in an amount equal to the sum of (1) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price, and (2) any Prepayment Surplus payable to Holders of the Certificates for such month; and (D) to the Seller, if and to the extent that the taxable income of the Trust for each month exceeds the sum of the amounts computed under (A), (B) and (C) above; provided that in all cases the Seller shall be allocated in respect of the Class C Certificates retained by the Seller at least 1% of each item of income, gain, loss, credit and deduction allocable to the Certificates. Unless otherwise permitted or required by any applicable law or regulation, the Owner Trustee shall allocate amounts of taxable income of the Trust for a particular calendar month among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the first Record Date following the end of such month.

          SECTION 5.5 Signature on Returns; Tax Matters Partner. The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Seller. The Seller shall be the "tax matters partner" of the Trust pursuant to the Code.


                              ARTICLE VI
                           THE OWNER TRUSTEE

          SECTION 6.1    Duties of Owner Trustee.

          (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement, the Pooling and Servicing Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement and the Pooling and Servicing Agreement. No implied covenants or obligations shall be read into this Agreement, the Pooling and Servicing Agreement or any other Basic Document against the Owner Trustee.

          (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

          (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

          (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this subsection 6.1(d) shall not limit the effect of subsection 6.1(a) or (b);

               (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible
     Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4.

          (e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Pooling and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          (f)  The Owner Trustee shall not take any action that
(i) is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.

          (g)  The Certificateholders shall not direct the Owner
Trustee to take action that would violate the provisions of this
Section 6.1.

          SECTION 6.2 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

          SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the distributions and payments to be made to Certificateholders under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

          (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Certificate Balance of and interest on the Certificates;

          (e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Receivables or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Seller or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Servicer under the Pooling and Servicing Agreement or NFC under the Purchase Agreement; and

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          SECTION 6.4    Action upon Instruction by
Certificateholders.

          (a) Subject to Section 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

          SECTION 6.5 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

          SECTION 6.6    Representations and Warranties of Owner
Trustee. The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, that:

          (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The eligibility requirements set forth in Section 6.13 (a) - (c) are satisfied with respect to it.

          (b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

          (c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

          (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of Chase Manhattan Bank Delaware.

          (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 6.7    Reliance; Advice of Counsel.

          (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee:
(i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

          SECTION 6.8 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

          SECTION 6.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 7.01 of the Pooling and Servicing Agreement. The compensation and indemnities described in this
Section 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

          SECTION 6.10   Replacement of Owner Trustee.

          (a) The Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by delivering a written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

          (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

          (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iv) the Owner Trustee shall otherwise be incapable of acting.

          (b) If the Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Owner Trustee for any reason, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

          (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective and no such resignation shall be deemed to have occurred until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this
Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this

Agreement, with like effect as if originally named as Owner
Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating
Agencies.

          (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

          (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

          SECTION 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to
Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

          SECTION 6.12   Appointment of Co-Trustee or Separate
Trustee.

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 6.10.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement (unless such other trustee acts or fails to act at the direction of such first trustee); and

          (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

          (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have a long-term unsecured debt rating of at least Baa3 by Moody's Investors Service, Inc. or be otherwise satisfactory to Moody's Investors Service, Inc. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                              ARTICLE VII
                    TERMINATION OF TRUST AGREEMENT

          SECTION 7.1    Termination of Trust Agreement.

          (a) This Agreement (other than Section 6.9) and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Pooling and Servicing Agreement (including the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01(a) of the Pooling and Servicing Agreement) and Article V or
(ii) at the time provided in Section 7.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Seller as described in Section 7.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 7.1(a), neither the Seller nor any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.

          (c) Notice of any termination of the Trust, except as otherwise provided in Section 7.2, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to subsection 9.02(b) of the Pooling and Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which the final distribution on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final distribution; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

          (d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the written notice specified in
Section 7.1(c), the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Seller and distributed by the Owner Trustee to the Seller.

          (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute.

          (f) Within sixty days of the later of (i) the cancellation of all of the Certificates pursuant to Section 7.1(c) or Section 7.1(d), or (ii) payment to the Seller of funds remaining in the Trust pursuant to Section 7.1(d), the Owner Trustee shall provide each of the Rating Agencies with written notice stating that all Certificates have been so cancelled or such funds have been so paid to the Seller.

          SECTION 7.2 Dissolution upon Bankruptcy of the Seller. Upon the occurrence of an Insolvency Event with respect to the Seller, the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below, and provided that the rights and obligations of the parties to this Agreement shall not terminate during such liquidation, winding-up and dissolution. Promptly after the occurrence of any Insolvency Event with respect to the Seller:
(i) the Seller shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Seller, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (iii) pursuant to Section 3.23 of the Indenture, the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Seller, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this Section 7.2. Ninety days after the date the Seller gives the notice described in the preceding sentence, unless the Owner Trustee shall have received written instructions from (a) Class B Certificateholders whose Class B Certificates evidence not less than a majority of the Class B Voting Interests as of the close of the preceding Distribution Date, (b) Class C Certificateholders whose Class C Certificates evidence not less than a majority of the Class C Voting Interests as of the close of the preceding Distribution Date, and (c) Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Distribution Date, to the effect that such Persons disapprove of the prospective liquidation of the assets held by the Trust and the prospective termination of the Trust and wish to reconstitute the Trust pursuant to terms corresponding to the terms of this Agreement, the Owner Trustee shall direct the Indenture Trustee to promptly sell, dispose of or otherwise liquidate or realize upon the assets of the Trust (other than the Designated Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Receivables and receiving collections thereon). The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Receivables and deposited in the Collection Account pursuant to
Section 9.02(a) of the Pooling and Servicing Agreement, and thereupon this Agreement and the respective obligations and responsibilities of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee shall terminate (except as otherwise expressly provided herein).

                             ARTICLE VIII
                              AMENDMENTS

          SECTION 8.1    Amendments Without Consent of
Certificateholders or Noteholders. This Agreement may be amended by the Seller and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders (but with prior notice to each of the Rating Agencies) to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) add or supplement any credit enhancement for the benefit of the Noteholders or the Certificateholders (provided that if any such addition shall affect any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of the Noteholders or the Certificateholders), (iv) add to the covenants, restrictions or obligations of the Seller or the Owner Trustee for the benefit of the Noteholders or Certificateholders, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI, or
(vi) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

          SECTION 8.2    Amendments With Consent of
Certificateholders and Noteholders. This Agreement may be amended from time to time by the Seller and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Distribution Date, the consent of Class B Certificateholders whose Class B Certificates evidence not less than a majority of the Class B Voting Interests as of the close of business on the preceding Distribution Date and the consent of Class C Certificateholders whose Class C Certificates evidence not less than a majority of the Class C Voting Interests as of the close of business on the preceding Distribution Date (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate, the Pass Through Rate or the Specified Reserve Account Balance, (b) reduce the aforesaid percentage required to consent to any such amendment or (c) amend Section 4.3 or Section 7.2, without the consent of the Holders of all of the Notes, all of the Class B Voting Interests with respect to Class B Certificates then outstanding and all of the Class C Voting Interests with respect to Class C Certificates then outstanding. The Administrator shall furnish notice of the substance of any proposed amendment, supplement or consent under this Section 8.2 to each of the Rating Agencies prior to obtaining consent thereto.

          SECTION 8.3    Form of Amendments.

          (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

          (b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders and Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          (d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.


                              ARTICLE IX
                             MISCELLANEOUS

          SECTION 9.1    No Legal Title to Owner Trust Estate.
The Certificateholders shall not have legal title to any part of the Owner Trust Estate.

The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 9.2 Limitations on Rights of Others. Except for Section 2.7 and Section 9.12, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 9.3 Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee, the Rating Agencies or any Certificateholder under this Agreement shall be delivered as specified in Appendix B to the Pooling and Servicing Agreement.

          SECTION 9.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          SECTION 9.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

          SECTION 9.7 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Trust (or the Owner Trustee on behalf of the Trust), and each Certificateholder or Certificate Owner, by accepting a Certificate (or interest therein), hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Agreement acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

          SECTION 9.8 No Recourse. Each Certificateholder or Certificate Owner by accepting a Certificate (or interest therein) acknowledges that such Person's Certificate (or interest therein) represents beneficial interests in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents. Except as expressly provided in the Basic Documents, neither the Seller, the Servicer nor the Owner Trustee in their respective individual capacities, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of the Class B Certificate Balance with respect to or interest on the Class B Certificates or Class C Certificate Balance with respect to or interest on the Class C Certificates, or the Owner Trustee's performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Certificates or this Agreement, it being expressly understood that said covenants and obligations have been made by the Owner Trustee solely in its capacity as the Owner Trustee. Each Certificateholder or Certificate Owner by the acceptance of a Certificate (or beneficial interest therein) shall agree that, except as expressly provided in the Basic Documents, in the case of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

          SECTION 9.9    Headings.  The headings of the various
Articles and Sections herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

          SECTION 9.10 Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 9.11   Certificate Transfer Restrictions.

          (a) The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or
(iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof and the Certificate Owner shall each be deemed to have represented and warranted that it is not a Benefit Plan and, if requested to do so by the Seller, the Certificateholder and the Certificate Owner shall execute and deliver to the Owner Trustee an Undertaking Letter in the form set forth in Exhibit D. The Certificates are also subject to the minimum denomination provisions of Section 3.2(a).

          (b) The Certificate Registrar shall not be obligated to accept any Class C Certificate for registration of transfer except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from the registration requirements of the Securities Act; provided that
(A) if such transfer is to be made in reliance on Rule 144A promulgated under the Securities Act, the Owner Trustee shall have received a Transferor's Certificate substantially in the form of Exhibit A-3 or (B) if such transfer is to be made in reliance upon any other exemption from such registration requirements, the Owner Trustee shall have received an Opinion of Counsel in form and substance satisfactory to the Owner Trustee.

          SECTION 9.12   [Reserved].

          SECTION 9.13 Administrator. The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

          SECTION 9.14   Amended and Restated Trust Agreement.
This Trust Agreement is the amended and restated trust agreement contemplated by the Trust Agreement dated as of October 28, 1996 between the Seller and the Owner Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              CHASE MANHATTAN BANK DELAWARE
                              as Owner Trustee


                              By:

                              Name:  John J. Cashin
                              Title:  Senior Trust Officer

                              NAVISTAR FINANCIAL RETAIL
                               RECEIVABLES CORPORATION,
                               as Seller


                              By:
                              Name:  R. Wayne Cain
                              Title: Vice President




Acknowledged and Accepted:

NAVISTAR FINANCIAL CORPORATION,
as Servicer


By:
Name:  R. Wayne Cain
Title:  Vice President

                                                  EXHIBIT A-1

                 [FORM OF CLASS B CERTIFICATE]

NUMBER                                          $ __________
R-                                     CUSIP  NO. __________

                  SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, EDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN
     SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN
     SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                 Navistar Financial 1996-B Owner Trust

                6.50% CLASS B ASSET BACKED CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail instalment sale contracts for, and retail loans evidenced by notes secured by, new and used medium and heavy duty trucks, buses and trailers, which contracts and loans have been sold to the Trust by Navistar Financial Retail Receivables Corporation.

     (This Certificate does not represent an interest in or obligation of Navistar Financial Retail Receivables Corporation, Navistar Financial Corporation, Navistar International Transportation Corp., Navistar International Corporation, the Owner Trustee or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT _________________________ is the
registered owner of a nonassessable, fully-paid, fractional undivided interest in Navistar Financial 1996-B Owner Trust (the
"Trust") formed by Navistar Financial Retail Receivables
Corporation, a Delaware corporation, (the "Seller").

          The Trust was created pursuant to a trust agreement, dated as of October 28, 1996 (as amended and restated as of November 6, 1996 and as further amended, restated or supplemented from time to time, the "Trust Agreement"), between the Seller and CHASE MANHATTAN BANK DELAWARE, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "6.50% Class B Asset Backed Certificates" (the "Class B Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Under the Trust Agreement, there shall be distributed on the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing on November 20, 1996 (each, a "Distribution Date"), to the Person in whose name this Class B Certificate is registered on the related Record Date (as defined below), such Class B Certificateholder's fractional undivided interest in the Class B Certificateholders' Interest Distributable Amount and the Class B Certificateholders' Principal Distributable Amount to be distributed to Class B Certificateholders on such Distribution Date. The entire unpaid certificate balance on this Class B Certificate shall be due and payable on April 21, 2003 (the "Final Scheduled Payment Date"). The "Record Date," with respect to any Distribution Date, means the close of business on the day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Monthly Period.

          The distributions in respect of Class B Certificate Balance and interest on this Class B Certificate are payable in such coin or currency of the United States of America as at the time of distribution is legal tender for payment of public and private debts. All distributions made by the Trust with respect to this Class B Certificate shall be applied first to interest due and payable on this Class B Certificate as provided above and then to the unpaid distributions in respect of Class B Certificate Balance of this Class B Certificate.

          The Holder of this Class B Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class B Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Pooling and Servicing Agreement and the Indenture.

          It is the intention of the Seller, the Servicer and the Certificateholders and Certificate Owners that, solely for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a partnership. Except as otherwise required by appropriate taxing authorities, the Seller and the other Certificateholders and Certificate Owners by acceptance of a Certificate (or interest therein), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in such partnership.

          Each Class B Certificateholder or Certificate Owner with respect to a Class B Certificate, by its acceptance of a Class B Certificate or, in the case of a Certificate Owner with respect to a Class B Certificate, a beneficial interest in a Class B Certificate, covenants and agrees that such Class B Certificateholder or Certificate Owner with respect to a Class B Certificate, as the case may be, shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

          Distributions on this Class B Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions shall be made by wire transfer in immediately available funds to the account designated by such nominee.
Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Class B Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office maintained for such purpose by the Owner Trustee in the Borough of Manhattan, the City of New York.

          Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Pooling and Servicing Agreement or be valid for any purpose.

          THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B
Certificate to be duly executed.

Dated:

NAVISTAR FINANCIAL 1996-B OWNER
TRUST

CHASE MANHATTAN BANK DELAWARE, not
in its individual capacity but
solely as Owner Trustee


By:      _________________________
     Name:
     Title:


             OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Class B Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK DELAWARE
not in its individual
capacity but solely
as Owner Trustee



By:_________________________
     Authorized Officer

OR

CHASE MANHATTAN BANK DELAWARE,
not in its individual
capacity but solely
as Owner Trustee
by The Chase Manhattan Bank,
as Authenticating Agent


By:_________________________
     Authorized Officer

                   REVERSE OF CLASS B CERTIFICATE


          The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Navistar International Transportation Corp., Navistar International Corporation, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement and the Pooling and Servicing Agreement. A copy of each of the Pooling and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Class B Certificateholder upon written request.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of (i) the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Notes, (ii) Class B Certificateholders whose Class B Certificates evidence not less than a majority of the Class B Voting Interests, and (iii) Class C Certificateholders whose Class C Certificates evidence not less than a majority of the Class C Voting Interests, each as of the close of the preceding Distribution Date. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registerable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the City of New York, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and (ii) if requested by the Seller, the Undertaking Letter required by Section 9.11(a) of the Trust Agreement, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank, New York, New York.

          The Class B Certificates are issuable only as registered Certificates without coupons (i) in denominations of $20,000 or (ii) integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Class B Certificate may be subdivided upon registration of transfer or exchange in a manner such that the denomination of any resulting Class B Certificate would have been less than $20,000 if such Class B Certificate had been issued in the original distribution of Class B Certificates. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the Pooling and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the assets of the Trust other than the Designated Accounts and the Certificate Distribution Account at a price specified in the Pooling and Servicing Agreement, and such purchase of the Receivables and other property of the Trust shall effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Monthly Period as of which the Aggregate Receivables Balance is 10% or less of the Initial Aggregate Receivables Balance.

                             ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



______________________________________________________ Attorney
to transfer said Class B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:                        _____________________________*
                             Signature Guaranteed:



                             _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                  EXHIBIT A-2
               [FORM OF CLASS C CERTIFICATE]

NUMBER                                           $ __________
R-                                      CUSIP  NO. __________

                 SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRANSFEROR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO RECEIPT BY THE OWNER TRUSTEE OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT A-3 TO THE TRUST AGREEMENT, OR (2) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE OWNER TRUSTEE OF SUCH EVIDENCE ACCEPTABLE TO THE OWNER TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

          THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN
     SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN
     SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

          [PURSUANT TO THE TRUST AGREEMENT, NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION ("NFRRC") SHALL RETAIN BENEFICIAL AND RECORD OWNERSHIP OF CERTIFICATES REPRESENTING AT LEAST 1% OF THE AGGREGATE CERTIFICATE BALANCE, AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE THAT REDUCES THE BENEFICIAL AND RECORD INTEREST OF NFRRC TO BELOW 1% OF THE AGGREGATE CERTIFICATE BALANCE SHALL BE VOID.]

                Navistar Financial 1996-B Owner Trust

               7.45% CLASS C ASSET BACKED CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail instalment sale contracts for, and retail loans evidenced by notes secured by, new and used medium and heavy duty trucks, buses and trailers, which contracts and loans have been sold to the Trust by Navistar Financial Retail Receivables Corporation.

     (This Certificate does not represent an interest in or obligation of Navistar Financial Retail Receivables Corporation, Navistar Financial Corporation, Navistar International Transportation Corp., Navistar International Corporation, the Owner Trustee or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT _________________________ is the
registered owner of a nonassessable, fully-paid, fractional undivided interest in Navistar Financial 1996-B Owner Trust (the
"Trust") formed by Navistar Financial Retail Receivables
Corporation, a Delaware corporation, (the "Seller").

          The Trust was created pursuant to a trust agreement, dated as of October __, 1996 (as amended and restated as of November 6, 1996 and as further amended, restated or supplemented from time to time, the "Trust Agreement"), between the Seller and CHASE MANHATTAN BANK DELAWARE, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "7.45% Class C Asset Backed Certificates" (the "Class C Certificates"). This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Under the Trust Agreement, there shall be distributed on the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing on November 20, 1996 (each, a "Distribution Date"), to the Person in whose name this Certificate is registered on the related Record Date (as defined below), such Certificateholder's fractional undivided interest in the Class C Certificateholders' Interest Distributable Amount and the Class C Certificateholders' Principal Distributable Amount to be distributed to Certificateholders on such Distribution Date. The entire unpaid certificate balance on this Class C Certificate shall be due and payable on April 21, 2003 (the "Final Scheduled Payment Date"). The "Record Date," with respect to any Distribution Date, means the close of business on the last day of the preceding Monthly Period.

          The distributions in respect of Class C Certificate Balance and interest on this Class C Certificate are payable in such coin or currency of the United States of America as at the time of distribution is legal tender for payment of public and private debts. All distributions made by the Trust with respect to this Class C Certificate shall be applied first to interest due and payable on this Class C Certificate as provided above and then to the unpaid distributions in respect of Class C Certificate Balance of this Class C Certificate.

          The Holder of this Class C Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class C Certificate are subordinated to the rights of the Noteholders and the Class B Certificateholders as and to the extent described in the Pooling and Servicing Agreement, the Indenture and the Trust Agreement.

          It is the intention of the Seller, the Servicer and the Certificateholders and Certificate Owners that, solely for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a partnership. Except as otherwise required by appropriate taxing authorities, the Seller and the other Certificateholders and Certificate Owners by acceptance of a Certificate (or interest therein), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in such partnership.

          Each Class C Certificateholder, by its acceptance of a Class C Certificate, covenants and agrees that such Class C Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

          Distributions on this Class C Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Class C Certificateholder of record in the Certificate Register without the presentation or surrender of this Class C Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Class C Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Class C Certificate at the office maintained for such purpose by the Owner Trustee in the Borough of Manhattan, the City of New York.

          Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Class C Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Pooling and Servicing Agreement or be valid for any purpose.

          THIS CLASS C CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class C
Certificate to be duly executed.









Dated:

NAVISTAR FINANCIAL 1996-B OWNER
TRUST

CHASE MANHATTAN BANK DELAWARE, not
in its individual capacity but
solely as Owner Trustee


By:      _________________________
     Name:
     Title:


            OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK DELAWARE
not in its individual
capacity but solely
as Owner Trustee



By:_________________________
     Authorized Officer

OR

CHASE MANHATTAN BANK DELAWARE,
not in its individual
capacity but solely
as Owner Trustee
by The Chase Manhattan Bank,
as Authenticating Agent


By: _________________________
     Authorized Officer

                   REVERSE OF CLASS C CERTIFICATE


          The Class C Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Navistar International Transportation Corp., Navistar International Corporation, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Class C Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement and the Pooling and Servicing Agreement. A copy of each of the Pooling and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Class C Certificateholder upon written request.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Class C Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of (i) the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Notes, (ii) Class B Certificateholders whose Class B Certificates evidence not less than a majority of the Class B Voting Interests and (iii) Class C Certificateholders whose Class C Certificates evidence not less than a majority of the Class C Voting Interests, each as of the close of the preceding Distribution Date. Any such consent by the Holder of this Class C Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class C Certificate and of any Class C Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class C Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Class C Certificate is registerable in the Certificate Register upon surrender of this Class C Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the City of New York, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and (ii) any other documents, certificates or opinions required to be provided pursuant to Section 9.11 of the Trust Agreement, and thereupon one or more new Class C Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank, New York, New York.

          The Class C Certificates are issuable only as registered Certificates without coupons (i) in denominations of $500,000 or (ii) integral multiples of $1,000 in excess thereof, except for one Class C Certificate which may be issued to the Seller. As provided in the Trust Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Class C Certificate may be subdivided upon registration of transfer or exchange in a manner such that the denomination of any resulting Class C Certificate would have been less than $500,000 if such Class C Certificate had been issued in the original distribution of Class C Certificates. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the Pooling and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the assets of the Trust other than the Designated Accounts and the Certificate Distribution Account at a price specified in the Pooling and Servicing Agreement, and such purchase of the Receivables and other property of the Trust shall effect early retirement of the Class C Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Monthly Period as of which the Aggregate Receivables Balance is 10% or less of the Initial Aggregate Receivables Balance.

                             ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


_____________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_____________________________________________________________
the within Class C Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



____________________________________________________ Attorney to
transfer said Class C Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.


Dated:                        _____________________________*
                              Signature Guaranteed:



                              _____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class C Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust Company.

                                                  EXHIBIT A-3

             FORM OF RULE 144A TRANSFEROR CERTIFICATE


Chase Manhattan Bank Delaware,
  as Owner Trustee
1201 Market Street
Wilmington, Delaware  19801

Dear Sirs:

     This is to notify you as to the transfer of $______ initial principal balance of 7.45% Class C Asset Backed Certificates (the
"Class C Certificates") of Navistar Financial 1996-B Owner Trust
(the "Issuer").

     The undersigned is the holder of the Class C Certificates and with this notice hereby deposits with the Owner Trustee $_____ initial principal balance of Class C Certificates and requests that Class C Certificates in the same initial principal balance be issued, executed and authenticated and registered to the purchaser on [date], as specified in the Owner Trust Agreement, as follows:

          Name:                         Denominations:
          Address:
          Taxpayer I.D. No.:

     The undersigned represents and warrants that (i) the purchaser has been informed that the sale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act of 1933 (the "Act") and (ii) the undersigned reasonably believes the purchaser is a "Qualified Institutional Buyer," within the meaning of Rule 144A, who is acquiring each of the Class C Certificates for its own account or as a fiduciary or agent for others (which others are also Qualified Institutional Buyers to whom notice has been given that the sale, pledge, or other transfer of the Class C Certificates to the purchaser is being made in reliance on Rule 144A).

                              Very truly yours,

                              [Name of Holder of Certificates]
                              By:_______________________________
                                 Name:
                                 Title:

                                                    EXHIBIT B


                       CERTIFICATE OF TRUST OF
                Navistar Financial 1996-B Owner Trust


          THIS Certificate of Trust of Navistar Financial 1996-B Owner Trust (the "Trust"), dated as of October __, 1996 is being duly executed and filed by CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

          1. Name. The name of the business trust formed hereby is Navistar Financial 1996-B Owner Trust.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is CHASE
MANHATTAN BANK DELAWARE, 1201 Market Street, Wilmington, Delaware
19801.

          3. This Certificate of Trust shall be effective on October __, 1996.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                             CHASE MANHATTAN BANK DELAWARE,
                             not in its individual capacity
                             but solely as trustee of the
                             Trust.



                              By: __________________________
                              Name:
                              Title:

                                                    EXHIBIT C


              Form of Certificate Depository Agreement

                                                     EXHIBIT D


                     Form of Undertaking Letter